Exhibit 3.1

KELLY SERVICES, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

OFFICES

Section 1. The registered office shall be as set forth in the certificate of incorporation of the corporation.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting.

Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which stockholders shall elect by a plurality vote the members of the Board, and transact such other business as may properly be brought before the meeting. The corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 3. The corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 4. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board or by a committee of the Board which has been duly designated and empowered by the Board. Such special meetings may not be called by any other person or persons. The corporation may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board.

Section 5. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given, unless otherwise provided by law, the certificate of incorporation or these bylaws, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. Such further notice, if any, shall be given as may be required by law.

Section 6. No notice of any meeting of stockholders need be given to any stockholder who submits a waiver of notice in writing or by electronic transmission, whether before or after the meeting, provided however, that any actions taken at a meeting shall not be effective until all required waivers are signed and received by the corporation. Waivers of notice may specify a time period during which such waivers will apply to any and all meetings held. No waiver of notice that is received by the corporation more than 30 days after the date of a meeting to which it applies shall be effective for that meeting. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 7. The holders of 60% of the voting power of the shares of the corporation’s stock that are issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person or persons presiding at the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the matter shall decide any question (other than the election of directors) brought before such meeting, unless a different or minimum vote is required by the certificate of incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the corporation, or any law or regulation applicable to the corporation or its securities in which case such different or minimum vote shall be the applicable vote on the matter.

Section 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 10. No action required or permitted to be taken at any annual meeting or special meeting of the stockholders of this corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

Section 11. Meetings of stockholders shall be presided over by the Chairman of the Board together with the Chief Executive Officer or by the Chairman of the Board or the Chief Executive Officer alone in the event either is absent. In the absence of all of the foregoing, a chairman designated by the Board shall preside. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 12. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person or persons presiding at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person or persons presiding at the meeting of stockholders in accordance with Section 11 of this Article II shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person or persons presiding at the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the person or persons presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person or persons presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person or persons presiding at the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such person or persons presiding at the meeting should so determine, such person or persons presiding at the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person or persons presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

Section 13. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of the corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) commencing with the annual meeting of stockholders to be held in 2019, by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 13 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (v) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this paragraph (A) of this Section 13 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13 and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(B) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to be elected at an annual meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the person or persons presiding at the meeting in accordance with Section 11 of this Article II shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 13) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 13, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 13; provided however, that any references in the Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 13 (including paragraph (A)(1)(c) hereof), and compliance with paragraph (A)(1)(c) of this Section 13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 13 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation of the corporation.

ARTICLE III

DIRECTORS

Section 1. The number of directors constituting the whole Board shall be no fewer than five (5) and no more than eleven (11), which number within such range shall be fixed, and may be modified from time to time, by resolution of the Board. The directors shall be elected as provided in the certificate of incorporation. The Board may designate one of its members to act as the Chairman of the Board. Any director may resign at any time, upon notice to the corporation. Such resignation shall be effective from the time of its receipt by the corporation, unless some later time is provided in the resignation, and then from that time.

Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled as provided in the certificate of incorporation. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The business of the corporation shall be managed by the Board, which shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD

Section 4. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5. Immediately following and at the place of holding the annual meeting of stockholders or at such other time and place as determined by the Board, the Board, as constituted upon final adjournment of such annual meeting, shall convene for the purpose of electing officers and transacting any other business properly brought before it. No notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

Section 6. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7. Special meetings of the Board may be called by the Chairman of the Board or by the Chief Executive Officer on 24 hours’ notice to each director. Special meetings shall be called by the Chairman of the Board or by the Chief Executive Officer or Secretary on like notice on the written request of a majority of the directors then in office.

Section 8. At all meetings of the Board a majority of the Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman of the Board shall preside at all meetings of the Board, and shall have such other powers as the Board may determine. If a director has not been designated as Chairman of the Board, or if the designated Chairman of the Board is not present, the Board shall designate, from time to time, a chairman from amongst its members to serve as chairman of each meeting of the Board.

Section 9. Unless otherwise restricted by the certificate of incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmission are filed with the minutes of proceedings of the Board or committee, as the case may be.

COMMITTEES OF DIRECTORS

Section 10. The corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board shall, by resolution passed by a majority of the whole Board, designate such committees of the Board as may be required by a governmental agency having jurisdiction over the affairs of the corporation or by any securities exchange on which securities issued by the corporation may be listed, and the Board may, by resolution passed by majority of the whole Board, designate one or more additional committees, each committee to consist of two or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee and the alternates thereof, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided by applicable law, rule or regulation or in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board and committee or committees may, subject to approval by the Board, adopt a charter governing the conduct of the affairs of the committee, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of the Bylaws.

Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 12. The amount, if any, which each director who is not an officer or employee of the corporation shall be entitled to receive as compensation for his or her services, and the form thereof, shall be fixed from time to time by resolution of the Board, and may vary within that group from one director, class of directors, or category of directors to another, provided however, that any person who is an officer or employee of the corporation shall not receive any form of compensation for serving as a director of the corporation.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of the Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice only, but such notice may be given personally or in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telephone, facsimile communication or electronic transmission. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of Section 232 of the General Corporation Law of Delaware.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of the Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The Board shall elect a Secretary and a Chief Executive Officer and it may, if it so determines, choose a President, a Chief Financial Officer, a Chief Operating Officer, one or more Vice Presidents (who may be designated as Vice Presidents, Senior Vice Presidents or Executive Vice Presidents or other appropriate title) and a Treasurer. The corporation may also have such additional or assistant officers as the Board, Chief Executive Officer or Chief Operating Officer, if any, may deem necessary for its business and may appoint from time to time. Any two or more offices may be held by the same person.

Section 2. [Reserved].

DUTIES

Section 3. Subject to direction and under the supervision of the Board, the Chief Executive Officer shall have general control of the affairs of the corporation.

Section 4. The compensation of the Chief Executive Officer shall be determined by the independent Compensation Committee. The compensation of all other officers, as such term is defined in Section 16a-1(f) of the Exchange Act, shall be determined by the independent Compensation Committee, taking into account the recommendation of the Chief Executive Officer.

Section 5. Each officer shall have the authority and shall perform the duties set forth in the Bylaws or, to the extent consistent with the Bylaws, the duties prescribed by the Board, by the Chief Executive Officer, and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board. Any designation of duties by the Chief Executive Officer shall be subject to review by the Board but shall be in full force and effect in the absence of such review.

TENURE, REMOVAL AND RESIGNATION

Section 6. Each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 7. Any officer elected or appointed by the Board may be removed at any time either with or without cause by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board or by the Chief Executive Officer or Chief Operating Officer, if any, if he or she is authorized to appoint such officer pursuant to Section 1 of this Article V.

Section 8. Any officer may resign at any time, upon notice to the corporation. Such resignation shall be effective from the time of its receipt by the corporation, unless some later time is provided in the resignation, and then from that time.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by any two authorized officers of the corporation including, but not limited to, the Chairman of the Board, the Chief Executive Officer, a President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the corporation certifying the number of shares owned by such stockholder in the corporation.

Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, and, (2) by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

LOST CERTIFICATES

Section 3. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In no event shall such record date precede the date of the resolution establishing it. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice hereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the common stock of the corporation, subject to applicable law and the provisions of the certificate of incorporation, if any, may be declared by the Board. Dividends may be paid in cash, in property, or in shares of the common stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The Board shall present at each annual meeting a full and clear statement of the business and condition of the corporation.

CHECKS AND NOTES

Section 4. All checks or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The notes of the corporation shall be signed by at least two of the officers of the corporation appointed by the Board.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall end at the close of business on the Sunday nearest December 31 or at such other time as determined from time to time by the Board.

SEAL

Section 6. The corporate seal shall be circular in form and contain around its circumference the full corporate name of the corporation and the state of incorporation and in the center the words “Corporate Seal” and the year of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. The corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she was a legal representative, is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including fees of attorneys and other experts or advisers) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article VIII, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board.

Section 2. The corporation shall, to the fullest extent permitted by applicable law, pay the expenses (including fees of attorneys and other experts or advisers) incurred by a Covered Person in defending a proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made upon receipt of an undertaking by the Covered Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

Section 3. If a claim for indemnification under this Article VIII (following the final disposition of such proceeding) is not paid in full within sixty days after the corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VIII is not paid in full within thirty days after the corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim, including fees of attorneys and other experts or advisers. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. The foregoing rights of indemnification and advancement of expenses conferred on any Covered Person by this Article VIII shall be in addition to and not exclusive of any and all other rights to which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person has collected as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. The obligations of the corporation under this Article VIII to indemnify and advance expenses to a Covered Person shall be considered a contract between the corporation and such Covered Person. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7. This Article VIII shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE IX

AMENDMENTS

Section 1. Subject to the provisions of statute and the certificate of incorporation, the Bylaws of the corporation may be adopted, amended or repealed by the affirmative vote of a majority of the total number of directors or by the affirmative vote of holders of a majority of the voting power of all of the stock of this corporation entitled to vote in elections of directors, provided, however, that no bylaw adopting or changing the qualifications for service as a member of the Board shall cause any member of the Board serving at the time such bylaw is implemented to be disqualified from service prior to the expiration of such director’s current term of office. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation and the rights or powers of its stockholders, directors, officers, or employees not inconsistent with the laws of the State of Delaware or the certificate of incorporation.

ARTICLE X

EXCLUSIVE FORUM

Section 1. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Company’s certificate of incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.